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                                                                      Exhibit 23



                         [DELOITTE & TOUCHE LETTERHEAD]


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Etablissements Delhaize Freres et Cie "Le Lion" S.A. on Form S-8 of our report dated April 2, 2001, appearing in the Annual Report on Form 20-F of Etablissements Delhaize Freres et Cie "Le Lion" S.A. for the year ended December 31, 2000.

Deloitte & Touche
Reviseurs d'Enterprises SC s.f.d. SCRL

Represented by:
/s/ James Fulton
James Fulton

Brussels, Belgium
July 2, 2001